AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 30, 1998
                                                     REGISTRATION NO. 333-60347
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                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            AMENDMENT NO. 3 TO
                                   FORM SB-2
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------
                               VAIL BANKS, INC.
                (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

         COLORADO                     6712                 84-1250561
     (State or Other           (Primary Standard        (I.R.S. Employer
     Jurisdiction of               Industrial        Identification Number)
     Incorporation or
      Organization)

                              Classification Code
                                    Number)
                           108 S. FRONTAGE ROAD WEST
                                   SUITE 101
                             VAIL, COLORADO 81657
                                (970) 476-2002
         (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)
                                ---------------
                               E.B. CHESTER, JR.
                                   CHAIRMAN
                           108 S. FRONTAGE ROAD WEST
                                   SUITE 101
                             VAIL, COLORADO 81657
                                (970) 476-2002
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                ---------------
                                  COPIES TO:
             JAN M. DAVIDSON                      WILLIAM T. LUEDKE IV
         KILPATRICK STOCKTON LLP             BRACEWELL & PATTERSON, L.L.P.
    1100 PEACHTREE STREET, SUITE 2800          SOUTH TOWER PENNZOIL PLACE
         ATLANTA, GEORGIA 30309             711 LOUISIANA STREET, SUITE 2900
             (404) 815-6500                       HOUSTON, TEXAS 77002
          (404) 815-6555 (FAX)

                                                     (713) 223-2900
                                                  (713) 221-1212 (FAX)

                                ---------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [_]
  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434 check the following box. [_]
                                ---------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Vail Banks' Articles of Incorporation provides for indemnification of directors to the full extent permitted by Colorado law and, to the extent permitted by such law, eliminate or limit the personal liability of directors to Vail Banks and its shareholders for monetary damages for certain breaches of fiduciary duty and the duty of care. Such indemnification may be available for liabilities arising in connection with this Offering. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling Vail Banks pursuant to the foregoing provisions, Vail Banks has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. Pursuant to its Articles of Incorporation, Vail Banks may indemnify its officers, employees, agents and other persons to the fullest extent permitted by Colorado law.

  Vail Banks' Bylaws also provide that Vail Banks shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Vail Banks, or who, while a director, officer, employee or agent, is or was serving as a director, officer, trustee, general partner, employee or agent of one of Vail Banks' subsidiaries or, at the request of Vail Banks, of any other organization, against any liability asserted against such person or incurred by such person in any such capacity, whether Vail Banks would have the power to indemnify such person against such liability under Colorado law. Vail Banks intends to purchase and maintain insurance on behalf of all of its directors and executive officers.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  Set forth below is an estimate of the approximate amount of the fees and expenses (other than underwriting commissions and discounts) payable by Vail Banks in connection with the issuance and distribution of the shares of Common Stock.

   Securities and Exchange Commission Registration Fee................ $  7,293
   NASD Filing Fees and Blue Sky Fees and Expenses....................    5,000
   Consulting Fees....................................................  185,000
   Printing and Engraving Expenses....................................  125,000
   Legal Fees and Expenses............................................  350,000
   Accounting Fees and Expenses.......................................  110,000
   Transfer Agent Fees and Expenses...................................    2,500
   Miscellaneous......................................................   65,207
                                                                       --------
     Total............................................................ $850,000

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

  Vail Banks has issued the following securities since July 31, 1995 in transactions exempt under Section 4(2) of the Securities Act.

    SECURITY             NO. SHARES AGGREGATE CONSIDERATION    DATE OF ISSUANCE
    --------             ---------- -----------------------    ----------------
 Common Stock             318,770   Consideration for merger   July 31, 1998
                                    of Independent
                                    Bankshares, Inc.
 Common Stock             204,540   $2.0 million               July 24, 1998
 Common Stock             454,890   $3.0 million               April 30, 1997
 Series A Preferred        34,258   Consideration for merger   December 1, 1997
                                    of VNB Building Corp.
 Mandatorily Convertible      N/A   $1.6 million; assumed in   December 1, 1997
  Debentures                        acquisition of Cedaredge

ITEM 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (a) Exhibits

     EXHIBIT
       NO.                         DESCRIPTION OF EXHIBIT
     -------                       ----------------------
       1.1   Form of Underwriting Agreement between the Underwriters and the
              Registrant
       2.1   Merger Agreement and Plan of Reorganization by and between Vail
              Banks, Inc. and Telluride Bancorp, Ltd., dated April 16, 1998, as amended**
       2.2   Merger Agreement and Plan of Reorganization by and between Vail
              Banks, Inc., WestStar Bank, Independent Bankshares, Inc., and
              Glenwood Independent Bank, dated March 10, 1998**
       3.1   Amended and Restated Articles of Incorporation of the Registrant**
       3.2   Amended and Restated Bylaws of the Registrant**
       4.1   Form of Common Stock Certificate of the Registrant**
       5.1   Opinion of Kilpatrick Stockton LLP**
      10.1   Stock Purchase Agreement by and between Vail Banks, Inc., WestStar
              Bank, Cedaredge Financial Services, Inc., WestStar Community
              Bank, and certain Company Shareholders, dated July 3, 1997**
      10.2   Loan Agreement by and between Barnett Bank of Southwest Florida and Bank of Colorado Holding Company, dated December 10, 1993**
      10.3   Stock Incentive Plan, as amended**
      10.4   Agreement with the Wallach Company, dated April 17, 1997**
      10.5   Consulting Agreement between Vail Banks, Inc. and Dillon Schramm
              Associates, LTD, dated April 21, 1998**
      21.1   Subsidiaries of the Registrant**
      23.1   Consent of Fortner, Bayens, Levkulich & Co., P.C.**
      23.2   Consent of Dalby, Wendland & Co., P.C.**
      23.3   Consent of GRA, Thompson, White & Co., P.C.**
      23.4   Consent of Kilpatrick Stockton LLP, included in opinion filed as
              Exhibit 5.1
      24.1   Power of Attorney (on signature page)**
      27.1   Financial data schedule**
      99.1   Consent of Prospective Director Garner F. Hill, II.**

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**Previously filed.

  (b) Financial Statement Schedules

     None required

ITEM 28. UNDERTAKINGS

  Vail Banks hereby undertakes to provide the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Vail Banks pursuant to the foregoing provisions, or otherwise, Vail Banks has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Vail Banks of expenses incurred or paid by a director, officer or controlling person of Vail Banks in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Vail Banks will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

  The undersigned Vail Banks hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM SB-2 AND AUTHORIZED THIS AMENDMENT NO. 3 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, IN THE CITY OF VAIL, STATE OF COLORADO, ON THE 30TH DAY OF NOVEMBER, 1998.

                                          VAIL BANKS, INC.

                                                    /s/ Lisa M. Dillon
                                          By: _________________________________
                                                      LISA M. DILLON,
                                                         PRESIDENT

  Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed by the following persons on the 30th day of November, 1998, in the capacities indicated.

              SIGNATURE                             POSITION

                  *                           Chairman
-------------------------------------
          E.B. CHESTER, JR.

         /s/ Lisa M. Dillon                   President and Chief
-------------------------------------          Executive Officer;
           LISA M. DILLON                      director (principal
                                               executive officer)

                  *                           Senior Executive
-------------------------------------          Vice President and
          JOSEPH S. DILLON                     Chief Financial
                                               Officer (principal
                                               financial and
                                               accounting officer)

                  *                           Director
-------------------------------------
           KAY H. CHESTER

                  *                           Director
-------------------------------------
           JAMES G. FLAUM

                  *                           Director
-------------------------------------
          S. DAVID GORSUCH

                  *                           Director
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          JAMES M. GRIFFIN

                  *                           Director
-------------------------------------
            BYRON A. ROSE

                  *                           Director
-------------------------------------
          E. WILLIAM WILTO

                  *                           Director
-------------------------------------
           JAMES C. ALLEN

                  *                           Director
-------------------------------------
           MARTIN T. HART

                  *                           Director
-------------------------------------
        ROBERT L. KNOUS, JR.

                  *                           Director
-------------------------------------
             KENT MYERS

                                              Director
               *
-------------------------------------
        DONALD L. VANDERHOOF

By:      /s/ Lisa M. Dillon
  -------------------------------------
 LISA M. DILLON, AS ATTORNEY-IN-FACT